UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 31, 2023

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

8310 S Valley HWY, Suite 300, Englewood, colorado 80112

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	VGZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02  Termination of a Material Definitive Agreement

Effective December 31, 2023, John W. Rozelle retired as Senior Vice President of Vista Gold Corp. (the “Registrant”). Pursuant to Mr. Rozelle’s retirement, the amended employment agreement dated May 26, 2022, between Mr. Rozelle and the Registrant (the “Employment Agreement”) is terminated effective December 31, 2023. The material terms of the Employment Agreement are provided in the “Executive Employment Agreements” section of the Company’s Definitive Notice of Meeting and Management Information and Proxy Circular for the 2023 Annual General and Special Meeting of Shareholders dated and filed with the Securities and Exchange Commission and SEDAR on March 17, 2023 (the “2023 Proxy Statement). Disclosure regarding such summary of the Employment Agreement is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of John W. Rozelle as Senior Vice President

Effective December 31, 2023, John W. Rozelle retired as Senior Vice President of the Registrant. The Registrant and Mr. Rozelle are negotiating a consulting services agreement whereby Mr. Rozelle will provide transition and limited other services through December 31, 2024.

Item 9.01  Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File––the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)
Dated: January 5, 2024	By: /s/ Frederick H. Earnest Frederick H. Earnest President and Chief Executive Officer